Exhibit 99.1

P. O. Box 270 Hartford, CT 06141-0270 107 Selden Street Berlin, CT 06037 (860)-665-5000

News Release

CONTACT:	Jeffrey R. Kotkin
OFFICE:	(860) 665-5154

NU REPORTS THIRD QUARTER RESULTS, UPDATES EARNINGS GUIDANCE, CAPITAL INVESTMENT PROJECTIONS

$6 billion, five-year capital program to upgrade New England energy infrastructure announced

2007 consolidated earnings range raised to $1.45-$1.60 per share

2008 consolidated earnings guidance of $1.65-$1.95 per share announced

BERLIN, Connecticut, November 5, 2007 — Northeast Utilities (NU: NYSE) today reported earnings for the third quarter of 2007 and provided an updated capital expenditure forecast from 2007 through 2012. NU also raised 2007 earnings guidance and initiated 2008 consolidated earnings guidance of between $1.65 per share and $1.95 per share.

NU earned $50.2 million, or $0.32 per share, in the third quarter of 2007, compared with $37.5 million1, or $0.23 per share1, in the third quarter of 2006, excluding the impact of a one-time, $74 million reduction in income taxes in 2006 related to the sale of generating plants formerly owned by The Connecticut Light and Power Company (CL&P), NU’s largest subsidiary. Including that one-time tax reduction, NU earned $111.5 million, or $0.72 per share, in the third quarter of 2006.

NU earned $173.8 million, or $1.12 per share, in the first nine months of 2007, compared with $49.6 million,1 or $0.32 per share,1 in the first nine months of 2006, excluding the one-time, $74 million tax reduction. Including the tax reduction, NU earned $123.6 million, or $0.80 per share, in the first nine months of 2006. Nine-month 2006 results include losses of $73.7 million at NU’s competitive energy businesses, primarily related to charges at NU’s former retail energy marketing business, which was sold in June 2006.

Charles W. Shivery, NU’s chairman, president and chief executive officer, also attributed NU’s improved operating results over the first nine months of 2007 to the impact of rate settlements for three of NU’s four distribution utilities; higher regulated sales; and growth in the company’s transmission segment, where the company is investing heavily to meet the regional energy needs of customers.

“Our focus on our regulated utilities continues to provide significant benefits to customers in the form of a more reliable New England energy infrastructure and lower congestion costs, and to investors in the form of more predictable earnings and dividend growth,” Shivery said.

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2007 and 2008 earnings guidance

NU today raised its 2007 earnings range to $1.45-$1.60 per share from $1.30-$1.55 per share. NU expects its distribution and generation segment to earn between $0.85 per share and $0.95 per share in 2007 and its transmission segment to earn between $0.50 per share and $0.55 per share. NU also expects earnings of approximately $0.05 per share at its parent company and service company affiliates and approximately $0.05 per share at its remaining competitive operations, excluding the effect of marking to market its remaining wholesale obligations. In the first nine months of 2007, marking those obligations to market resulted in a $2.8 million after-tax charge.

NU also today projected a 2008 consolidated earnings range of between $1.65 per share and $1.95 per share. That range includes projected distribution and generation earnings of between $1.10 per share and $1.25 per share, transmission earnings of between $0.70 per share and $0.80 per share, parent and other company losses of between $0.10 per share and $0.15 per share, and breakeven competitive business results, excluding the effect of marking to market its remaining wholesale energy obligations. Shivery said 2008 distribution results will be impacted by the outcome of the ongoing CL&P rate case in which a decision from state regulators is now scheduled for late next month.

Shivery said NU’s 2008 earnings guidance is consistent with NU’s previously estimated compounded five-year annual earnings per share growth rate of between 10 percent and 14 percent, with significantly higher growth projected for 2008 than in the later years. This growth rate assumes that the company meets the capital investment and rate base projections noted below and that it receives appropriate regulatory approvals and allowed returns and timely rate treatment for those investments.

Capital investment projections

Also today, NU released new five-year capital expenditure projections for the period of 2008 through 2012. During that period, NU expects to invest approximately $6 billion in New England’s energy infrastructure, including $3 billion in its high-voltage electric transmission system, $2.5 billion in its electric and natural gas distribution system, and approximately $350 million on upgrades to the generation owned by Public Service Company of New Hampshire (PSNH). Those expenditures are projected to increase NU’s overall regulated rate base from approximately $5.4 billion at the end of 2007 to approximately $9.4 billion at the end of 2012.

“Regional energy planners continue to identify and we continue to construct transmission projects necessary to meet the reliability needs of the New England region and provide for the more efficient use of the region’s generation,” Shivery said. “For example, our $335 million, Bethel-Norwalk 345-kv transmission project has not only improved reliability in southwest Connecticut, it has also reduced congestion costs by more than $130 million since it entered service in October 2006.”

2007 Results—Transmission

NU’s transmission segment earned $20.0 million in the third quarter of 2007 and $57.0 million in the first nine months of 2007, compared with $18.2 million in the third quarter of 2006 and $43.6 million in the first nine months of 2006. The increase in third quarter net income in 2007, compared with the same period of 2006, reflects a higher level of investment in NU’s transmission facilities, partially offset by a $2 million charge related to a Federal Energy Regulatory Commission (FERC) order concerning allowed transmission returns during a 15-month period ended in September 2006.

Shivery provided the following update on NU’s major southwest Connecticut transmission projects:

•	CL&P’s $1.05 billion share of a 69-mile 345-kV transmission line between Norwalk and Middletown, Connecticut, is approximately 52 percent complete. Although this project is scheduled to be complete by

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the end of 2009, construction is ahead of schedule and CL&P continues to review the remaining work to determine whether it can be completed by an earlier date.

•

CL&P’s nine-mile, $223 million, 115-kV Glenbrook underground transmission project between Norwalk and Stamford, Connecticut, is approximately 54 percent complete and expected to be in service by the end of 2008.

•	CL&P’s $72 million share of a replacement undersea cable between Norwalk and Northport, Long Island, is approximately 56 percent complete and expected to be in service in the second half of 2008.

NU’s capital spending totaled $842.1 million in the first nine months of 2007, including $490.0 million on transmission. NU expects to invest nearly $1.3 billion in New England’s energy infrastructure in 2007, including approximately $750 million in transmission.

Distribution and Generation

NU’s distribution and generation segment earned $28.5 million in the third quarter of 2007 and $100.1 million in the first nine months of 2007. In the third quarter of 2006, the distribution and generation segment earned $13.7 million1, excluding the one-time reduction in tax expense related to the treatment of excess deferred income taxes and unamortized tax credits related to CL&P’s former generating plants, and $87.7 million including it. For the first nine months of 2006, the distribution and generation segment earned $76.4 million,1 excluding the reduction in tax expense and $150.4 million including it.

CL&P’s distribution segment earned $16.7 million in the third quarter of 2007 and $44.3 million in the first nine months of 2007, compared with earnings of $10.4 million1 in the third quarter and $40.2 million1 in the first nine months of 2006, excluding the one-time reduction in tax expense. Excluding the impact of the tax expense reduction, CL&P third-quarter distribution earnings increased $6.3 million in the third quarter of 2007, compared with the same period of 2006, reflecting lower storm and heat-related operating costs and a $7 million annualized rate increase, partially offset by the expiration of the procurement fee at the end of 2006 and higher interest expense. Including the reduction in tax expense, CL&P’s distribution segment earned $84.4 million in the third quarter of 2006 and $114.2 million in the first nine months of 2006.

PSNH’s distribution and generation segment earned $11.0 million in the third quarter of 2007 and $31.7 million in the first nine months of 2007, compared with earnings of $5.8 million in the third quarter of 2006 and $21.2 million in the first nine months of 2006. Results in 2007 have benefited from the conclusion of PSNH’s distribution rate case, with new rates becoming effective July 1, 2007, partially offset by higher operating expense.

Western Massachusetts Electric Company’s (WMECO) distribution segment earned $4.2 million in the third quarter of 2007 and $13.6 million in the first nine months of 2007, compared with earnings of $2.8 million in the third quarter of 2006 and $8.6 million in the first three quarters of 2006. Improved 2007 results were due to the impact of WMECO’s distribution rate settlement that took effect January 1, 2007.

Yankee Gas Services Company lost $3.4 million in the third quarter of 2007 and earned $10.5 million in the first nine months of 2007, compared with a loss of $5.3 million in the third quarter of 2006 and a profit of $6.4 million in the first nine months of 2006. The improved year-to-date results were largely due to an 8.2 percent increase in firm sales resulting primarily from a colder heating season in 2007, compared with 2006, and a rate settlement that was effective July 1, 2007, partially offset by higher operating and interest expense.

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Competitive businesses

NU Enterprises, Inc. (NUEI), the holding company for NU’s competitive businesses, whose remaining contracts continue to expire or be closed out, earned $0.7 million in the third quarter of 2007 and earned $8.1 million in the first nine months of 2007, including the aforementioned $2.8 million charge, compared with earnings of $3.2 million in the third quarter of 2006 and losses of $73.7 million in the first nine months of 2006.

Parent and other NU subsidiaries

NU Parent and its service company affiliates earned $1.0 million in the third quarter of 2007 and $8.6 million in the first nine months of 2007, compared with earnings of $2.4 million in the third quarter of 2006 and $3.3 million in the first nine months of 2006. Improved year-to-date results were due primarily to interest earned on cash the parent received from the November 2006 sale of NU’s competitive generation some of which NU continued to hold through the first nine months of 2007.

NU has approximately 155 million common shares outstanding. It operates New England’s largest energy delivery system, serving more than 2 million customers in Connecticut, New Hampshire and Massachusetts.

The following table reconciles 2007 and 2006 third-quarter and first nine-month results:

		Third Quarter	First Nine Months
2006	Reported EPS	$0.72	$0.80
	Competitive business gain/loss in 2006	($0.02)	$0.48
	Regulated and Parent EPS in 2006	$0.70	$1.28
	Impact of reduction in CL&P tax expense	($0.48)	($0.48)
	Regulated and Parent EPS in 2006 ex. reduction in CL&P tax expense	$0.22	$0.80
	Improved transmission earnings in 2007	$0.01	$0.09
	Improved distribution, generation results in 2007, ex. CL&P tax reduction	$0.09	$0.15
	Improved Parent/Other results in 2007	$0.00	$0.03
	Regulated and Parent EPS in 2007	$0.32	$1.07
	Competitive business results in 2007	$0.00	$0.05
2007	Reported EPS	$0.32	$1.12

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Financial results for the third quarter and first nine months of 2007 and 2006 are noted below.

Three months ended:

(in millions, except EPS)	September 30, 2007	September 30, 2006		Increase (Decrease)	2007 EPS (2)
CL&P Distribution ex. 2006 reduction in CL&P tax expense	$16.7	$10.4	[1]	$6.3 [1]	$0.11
PSNH Distribution/Generation	$11.0	$5.8		$5.2	$0.07
WMECO Distribution	$4.2	$2.8		$1.4	$0.02
Yankee Gas	($3.4)	($5.3)		$1.9	($0.02)
Total—Distribution/Generation ex. 2006 reduction in CL&P tax expense	$28.5	$13.7	[1]	$14.8 [1]	$0.18
CL&P Transmission	$16.9	$15.2		$1.7	$0.11
PSNH Transmission	$2.0	$2.1		($0.1)	$0.01
WMECO Transmission	$1.1	$0.9		$0.2	$0.01
Total—Transmission	$20.0	$18.2		$1.8	$0.13
Total—Regulated Businesses ex. 2006 reduction in CL&P tax expense	$48.5	$31.9	[1]	$16.6 [1]	$0.31
NU Parent and Other Affiliates	$1.0	$2.4		($1.4)	$0.01
Total—Regulated and Parent ex. reduction in CL&P tax expense	$49.5	$34.3	[1]	$15.2 [1]	$0.32
Reduction in CL&P tax expense	—	$74.0		($74.0)	—
Total—Competitive	$0.7	$3.2		($2.5)	$0.00
Reported Earnings	$50.2	$111.5		($61.3)	$0.32

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Nine months ended:

(in millions, except EPS)	September 30, 2007	September 30, 2006		Increase (Decrease)		2007 EPS (2)
CL&P Distribution ex. 2006 reduction in CL&P tax expense	$44.3	$40.2	[1]	$4.1	[1]	$0.29
PSNH Distribution/Generation	$31.7	$21.2		$10.5		$0.20
WMECO Distribution	$13.6	$8.6		$5.0		$0.09
Yankee Gas	$10.5	$6.4		$4.1		$0.07
Total—Distribution/Generation ex. 2006 reduction in CL&P tax expense	$100.1	$76.4	[1]	$23.7	[1]	$0.65
CL&P Transmission	$47.3	$34.0		$13.3		$0.31
PSNH Transmission	$6.5	$6.7		($0.2)		$0.04
WMECO Transmission	$3.2	$2.9		$0.3		$0.02
Total—Transmission	$57.0	$43.6		$13.4		$0.37
Total—Regulated Businesses ex. 2006 reduction in CL&P tax expense	$157.1	$120.0	[1]	$37.1	[1]	$1.02
NU Parent and Other Affiliates	$8.6	$3.3		$5.3		$0.05
Total—Regulated and Parent ex. 2006 reduction in CL&P tax expense	$165.7	$123.3	[1]	$42.4	[1]	$1.07
Reduction in CL&P tax expense	—	$74.0		($74.0)		—
Total Competitive	$8.1	($73.7)		$81.8		$0.05
Reported Earnings	$173.8	$123.6		$50.2		$1.12

Retail sales data

Gwh for three months ended	September 30, 2007	September 30, 2006	Percent Change
CL&P	6,387	6,435	(0.7%)
PSNH	2,135	2,139	(0.2%)
WMECO	1,043	1,053	(1.0%)
Total NU	9,560	9,622	(0.6%)
Gwh for nine months ended
CL&P	18,145	17,979	0.9%
PSNH	6,119	6,059	1.0%
WMECO	3,020	3,011	0.3%
Total NU	27,271	27,029	0.9%
Yankee Gas firm volumes in mmcf for three months ended	4,590	4,781	(4.0%)
Yankee Gas firm volumes in mmcf for nine months ended	27,508	25,434	8.2%

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This news release includes statements concerning NU’s expectations, plans, objectives, future financial performance and other statements that are not historical facts. These statements are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, readers can identify these forward-looking statements by words such as “estimate”, “expect”, “anticipate”, “intend”, “plan”, “believe”, “forecast”, “should”, “could”, and similar expressions. Forward-looking statements involve risks and uncertainties that may cause actual results or outcomes to differ materially from those included in the forward-looking statements. Factors that may cause actual results to differ materially from those included in the forward-looking statements include, but are not limited to, actions or inactions by local, state and federal regulatory bodies; competition and industry restructuring; changes in economic conditions; changes in weather patterns; changes in laws, regulations or regulatory policy; changes in levels or timing of capital expenditures; developments in legal or public policy doctrines; technological developments; changes in accounting standards and financial reporting regulations; fluctuations in the value of our remaining competitive electricity positions; actions of rating agencies; subsequent recognition, derecognition and measurement of tax positions; and other presently unknown or unforeseen factors. Other risk factors are detailed from time to time in our reports to the Securities and Exchange Commission. Any forward looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update the information contained in any forward-looking statements to reflect developments or circumstances occurring after the statement is made.

(1)	These results exclude the impact of the one-time $74 million reduction to CL&P tax expense in 2006. These non-GAAP results are provided to more fully explain and compare the 2006 results.

(2)	The only common equity securities that are publicly traded are common shares of NU. The EPS of each segment does not represent a direct legal interest in the assets and liabilities allocated to any one segment but rather represents a direct interest in NU’s assets and liabilities as a whole. EPS by segment is a non-GAAP measure that is calculated by dividing the net income or loss of each segment by the average fully diluted NU common shares outstanding for the period. Management uses this measure to provide segmented earnings guidance and believes that this measurement is useful to investors to evaluate the actual financial performance and contribution of NU’s business segments. This non-GAAP measure should not be considered as an alternative to NU consolidated EPS determined in accordance with GAAP as an indicator of NU’s operating performance.

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Note: NU will webcast an investor presentation today at 7:30 a.m. Eastern Standard Time. The webcast can be accessed through NU’s website at www.nu.com.